                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)
                                       OF
                      TRAVEL SERVICES INTERNATIONAL, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED FEBRUARY 29, 2000
                                       TO
                       BLUE SEA FLORIDA ACQUISITION INC.
                                       A
                           WHOLLY OWNED SUBSIDIARY OF
                                  AIRTOURS PLC
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, $.01 par value per share (the "Common Stock"), including associated common share purchase rights (the "Shares"), of Travel Services International, Inc., a Florida corporation (the "Company"), are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                  CHASE MELLON
                              SHAREHOLDER SERVICES

        By First Class Mail:                        By Hand:                           By Overnight:

     REORGANIZATION DEPARTMENT             REORGANIZATION DEPARTMENT             REORGANIZATION DEPARTMENT
           P.O. BOX 3301                          120 BROADWAY                       85 CHALLENGER ROAD
     SOUTH HACKENSACK, NJ 07606                    13TH FLOOR                         MAIL STOP--REORG
                                               NEW YORK, NY 10271                RIDGEFIELD PARK, NJ 07660

                           By Facsimile Transmission:
                        (For Eligible Institutions only)
                                 (201) 296-4293

                         Confirm Receipt by Telephone:
                                 (201) 296-4860

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     SHARES MAY NOT BE TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to Blue Sea Florida Acquisition Inc., a Florida corporation and an indirect wholly owned subsidiary of Airtours plc, a company organized under the laws of England, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 29, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

Series and Certificate Nos. of Shares (if available):

Common Stock                                               Name(s) of Record Holder(s)

Certificate Nos.
                  -------------------------------------    -------------------------------------------------

                  -------------------------------------    -------------------------------------------------
                                                                         PLEASE TYPE OR PRINT

                  -------------------------------------

Number of Shares
Tendered                                                   Address(es):
         ----------------------------------------------    -------------------------------------------------

If Share(s) will be delivered by book- entry transfer,
check this box / /
                                                           -------------------------------------------------
                                                                                                    ZIP CODE
Account number:                                           Area Code and Tel. No.:
                ---------------------------------------                           --------------------------
                                                          Signature(s):
                                                                        ------------------------------------
                                                          Dated:
                                                                 -------------------------------------------

                                   GUARANTEE
                  (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

     The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Title: _________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                            (CITY, STATE, ZIP CODE)

Area Code and Telephone Number: ________________________________________________

Dated: _______________, 2000

             DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3